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                                                                    EXHIBIT 99.1

CONTACT:        Anne-Marie Megela
                Director of Investor Relations
                1.800.2GEVITY (243.8489), ext. 4672
                annemarie.megela@gevityhr.com


                                GEVITY HR SELECTS
                              NEW CHAIRMAN AND CEO


BRADENTON, FL, March 25, 2002 - The Board of Directors of Gevity HR(sm) (NASDAQ:
GVHR), formerly doing business as Staff Leasing, Inc announced today the appointment of Erik Vonk as its new Chief Executive Officer and Chairman of the Board of Directors.

Mr. Vonk is the former President and Chief Executive Officer of Randstad North America, a subsidiary of Randstad Holding NV, the third largest staffing services provider in the world. While at Randstad, he successfully started the North American operations and built a market leading, profitable organization with $1.5 billion in revenues in just six years. Mr. Vonk also has an extensive background in banking. He was a member of the Executive Board of Bank Cantrade AG, and has held senior management positions at Chase Manhattan Bank and ABN-AMRO Bank.

"Mr. Vonk is the ideal leader for Gevity HR", stated James F. Manning, interim Chief Executive Officer and Chairman of the Board. "His background in building a successful client-driven organization and managing growth will be important in our next phase. It has been truly enjoyable working with the incredibly talented people of Gevity HR and I am confident that they will succeed with Erik at the helm."

"Gevity HR has phenomenal potential as the human resources solutions provider of choice in America. I intend to further cultivate the talents and opportunities within this organization to fully develop that potential," Mr. Vonk commented. "Significant steps have already been taken to return to profitability in 2002. We will stay on track while positioning ourselves to realize profitable growth in future years."

As the nation's leading provider of human resource solutions, Gevity HR serves as a full-service HR department for businesses. Gevity HR helps companies be more effective and successful by outsourcing their payroll, benefits administration, risk management and comprehensive HR solutions. These solutions include regulatory compliance, recruiting assistance and employee management and development.


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GEVITY HR SELECTS NEW CHAIRMAN AND CEO
PAGE 2 OF 2
MARCH 25, 2002


The company's core business solutions are complemented by Gevity HR Central(sm), an online payroll and HR community designed for business owners, managers and employees. This industry-leading web portal reduces administrative burdens, maximizes employee productivity and helps businesses be more efficient and profitable. Gevity HR was recognized by InformationWeek as the number one information technology innovator in business services and consulting. In 2001, Gevity HR was awarded a ComputerWorld Smithsonian Honors Award for extraordinary utilization of technology.

With $3.2 billion in revenues in 2001, Gevity HR ranks number 508 on the Fortune 1000 and number 485 on the Forbes 500.

NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or performance of Staff Leasing, Inc., doing business as Gevity HR, to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such known and unknown risks, uncertainties and other factors include, but are not limited to, the following: (i) the potential for additional subsidies of health benefit plans;
(ii) volatility in workers' compensation costs and unemployment taxes; (iii) possible adverse application of certain federal and state laws and the possible enactment of unfavorable laws or regulation; (iv) impact of competition from existing and new professional employer organizations; (v) risks associated with expansion into additional states where the Company does not have a presence or significant market penetration; (vi) risks associated with the Company's dependence on key vendors; (vii) the possibility for client attrition; (viii) risks associated with geographic market concentration and concentration of clients in the construction industry; (ix) the financial condition of clients;
(x) the failure to properly manage growth and successfully integrate acquired companies and operations; (xi) uncertainties relating to the surety bond market and collateralization requirements; and (xii) other factors which are described in further detail in the Company's filings with the Securities and Exchange Commission.

A copy of this press release can be found on the company's Web site at www.gevityhr.com.


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